As filed with the Securities and Exchange Commission on April 12, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

OvaScience, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-1472564
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

215 First Street, Suite 240 Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

2012 Stock Incentive Plan
(Full Title of the Plan)

Michelle Dipp, M.D., Ph.D.
President and Chief Executive Officer
OvaScience, Inc.

215 First Street, Suite 240

Cambridge, Massachusetts 02142
(Name and Address of Agent For Service)

(617) 500-2802

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	570,723 shares (2)	$9.05(3)	$5,165,044(3)	$705

(1)                                 In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                 Consists of an additional 570,273 shares issuable under the 2012 Stock Incentive Plan pursuant to the terms of such plan.

(3)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act.  The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant’s common stock as quoted on the OTC Bulletin Board and the OTC Market Group’s OTC Link quotation system on April 8, 2013.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register an additional 570,723 shares of Common Stock, $0.001 par value per share, of OvaScience, Inc. (the “Registrant”) issuable under the 2012 Stock Incentive Plan (the “Plan”). This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-182040, filed by the Registrant on June 11, 2012 relating to the Plan and the Registrant’s 2011 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 12th day of April, 2013.

OVASCIENCE, INC.

By:	/s/ Michelle Dipp, M.D., Ph.D.
Michelle Dipp, M.D., Ph.D.
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of OvaScience, Inc., hereby severally constitute and appoint Michelle Dipp and Christopher Bleck, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable OvaScience, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michelle Dipp, M.D., Ph.D.	President, Chief Executive	April 12, 2013
Michelle Dipp, M.D., Ph.D.	Officer and Director
(Principal executive officer)

/s/ Christopher B. Bleck	Treasurer	April 12, 2013
Christopher A. Bleck	(Principal financial and
accounting officer)

/s/ Richard Aldrich	Director	April 12, 2013
Richard Aldrich

/s/ Jeffrey D. Capello	Director	April 12, 2013
Jeffrey D. Capello

/s/ Stephen Kraus	Director	April 12, 2013
Stephen Kraus

/s/ Thomas Malley	Director	April 12, 2013
Thomas Malley

/s/ Harald Stock, Ph.D.	Director	April 12, 2013
Harald Stock, Ph.D.

/s/ Jonathan Tilly, Ph.D.	Director	April 12, 2013
Jonathan Tilly, Ph.D.

/s/ Christoph Westphal, M.D., Ph.D.	Director	April 12, 2013
Christoph Westphal, M.D., Ph.D.

INDEX TO EXHIBITS

Number	Description

4.1

Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form 10 (File No. 000-54647) filed by the registrant on April 11, 2012)

4.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form 10 (File No. 000-54647) filed by the registrant on April 11, 2012)

4.3

Restated Certificate of Incorporation of the Registrant to be effective upon the common stock trading on a national securities exchange (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form 10 (File No. 000-54647) filed by the registrant on April 11, 2012)

4.4

Second Amended and Restated By-laws of the Registrant to be effective upon the common stock trading on a national securities exchange (incorporated by reference to Exhibit 3.6 to the Registration Statement on Form 10 (File No. 000-54647) filed by the registrant on April 11, 2012)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form 10 (File No. 000-54647) filed by the registrant on April 11, 2012)